Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

The Board of Directors and
Stockholders of Point West Capital Corporation:

We consent to the incorporation by reference in the registration statement Nos. 333-21825 and No. 333-21827 on form S-8 of Point West Capital Corporation of our report dated March 22, 2002, with respect to the consolidated financial statements of Point West Capital Corporation included in it Annual report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities Exchange Commission.

                                                                                                                                            /s/ Ernst & Young LLP

San Francisco, California
March 26, 2002